UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2026

ACUITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1170 Peachtree Street, N.E., Suite 1200, Atlanta, Georgia 30309

(Address of principal executive offices) (Zip Code)

(404) 853-1400

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	AYI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 24, 2026, the Board of Directors (the “Board”) of Acuity Inc. (the “Company”) increased the size of the Board from nine to ten members and elected Nick Tzitzon to the Board. Mr. Tzitzon, whose term will expire at the next annual meeting of stockholders, was also appointed to the Audit and Governance Committees.

Mr. Tzitzon, age 46, has served as Vice Chairman of ServiceNow, Inc. (“ServiceNow”), a digital workflow company, since January 2020, and leads the ServiceNow AI Institute. He previously served as Executive Vice President of SAP SE, a multinational software company providing enterprise software, from October 2012 to January 2020, and as Senior Vice President and Chief Operating Officer of Bronner Group, LLC from May 2010 to October 2012. Earlier in his career, he was a management consultant advising healthcare, energy, and public sector clients on strategy and transformation. Mr. Tzitzon also serves on the board of directors of various nonprofit organizations.

There are no arrangements between Mr. Tzitzon and any other person pursuant to which he was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Tzitzon has a material interest subject to disclosure under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Tzitzon and any of the Company’s directors or executive officers.

Mr. Tzitzon will participate on a pro rata basis in the standard non-employee director compensation arrangements described under “Compensation of Directors” in the Company’s fiscal 2025 proxy statement filed with the Securities and Exchange Commission on December 11, 2025.

Additionally, the Company has entered into its standard Form of Indemnification Agreement with Mr. Tzitzon that provides for the Company to indemnify directors against all expenses (as defined in the agreement), judgments, fines, and amounts paid in settlement actually and reasonably incurred by a director and arising out of the director’s service. The Form of Indemnification Agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2010 and is incorporated by reference herein.

On September 29, 2026, the Company issued a press release announcing the increase in the size of the Board and the election of Mr. Tzitzon. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits. The following exhibits are being filed herewith:

99.1	Press Release dated September 29, 2026.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2026

ACUITY INC.

By:	/s/ Karen J. Holcom
Karen J. Holcom
Senior Vice President and Chief Financial Officer